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                            SCHEDULE 14A INFORMATION
                                 (RULE 14A-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant [ ]
Filed by a Party other than the Registrant [X]

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ]  Confidential For Use of the              [ ]  Confidential For Use of the
[ ]  Definitive Proxy Statement                    Commission Only (as permitted
[X]  Definitive Additional Materials               by Rule 14a-6(e)(2))
[ ]  Soliciting Material Pursuant to
     Rule 14a-11(c) or Rule 14a-12

                          BALDWIN PIANO & ORGAN COMPANY
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                (Name of Registrant as Specified in its Charter)

                          BOLERO INVESTMENT GROUP, L.P.
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     (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)  Title of each class of securities to which transaction applies:

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(2)  Aggregate number of securities to which transaction applies:

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(3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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(4)  Proposed maximum aggregate value of transaction:

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(5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials:

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[ ]  Check box if any part of the fee is offset as provided by Exchange Act Rule
     0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
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(1)  Amount previously paid:

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(2)  Form, Schedule or Registration Statement no.:

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(3)  Filing Party:

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(4)  Date Filed:

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                         SUPPLEMENT TO PROXY STATEMENT
                                       OF
                         BOLERO INVESTMENT GROUP, L.P.

                            _______________________

                       ANNUAL MEETING OF THE STOCKHOLDERS
                                       OF
                         BALDWIN PIANO & ORGAN COMPANY


         This Supplement to Proxy Statement is furnished by Bolero Investment Group, L.P., a California limited partnership ("Bolero"), in connection with the solicitation by Bolero of proxies from the holders of Common Stock of Baldwin Piano & Organ Company, a Delaware corporation ("Baldwin"), to vote at the Annual Meeting of the stockholders of Baldwin, including any adjournments or postponements thereof and any special meeting called in lieu thereof (the "Annual Meeting"), scheduled to be held at Fifth Third Center, 38 Fountain Square Plaza, Cincinnati, Ohio, on the fifth floor in the Board Room, at 11:00 a.m. on Thursday, June 12, 1997, to nominate and elect to Baldwin's Board of Directors the five director nominees of Bolero (the "Bolero Nominees") named herein.

           BOLERO RECOMMENDS THAT YOU VOTE "FOR" THE BOLERO NOMINEES

RETENTION OF GEORGESON & COMPANY

         Bolero has retained Georgeson & Company Inc. ("Georgeson") for solicitation and advisory services in connection with the solicitation of proxies, for which Georgeson will receive approximately $10,000 together with reimbursement for its reasonable out-of-pocket expenses and will be indemnified against certain liabilities and expenses, including certain liabilities under the federal securities laws. Georgeson will solicit proxies from individuals, brokers, banks, bank nominees and other institutional holders. Georgeson will employ approximately 20 persons to solicit Baldwin's stockholders for the Annual Meeting.

STOCKHOLDER LIST LITIGATION

         On May 15, 1997, Bolero provided Baldwin with a demand to inspect and make copies or extracts from documents related to the Baldwin stockholder list. On May 22, 1997, Baldwin refused Bolero's demand. Because Bolero has a legal right to inspect the stockholder list documents and because Bolero believes that its demand was in conformity with Delaware law, despite Baldwin's claims to the contrary, on May 23, 1997, Bolero filed a lawsuit in the Delaware Court of Chancery, alleging that Baldwin's unilateral effort to limit Bolero's right to inspection is unwarranted and contrary to the purpose of Delaware law. Bolero is seeking a court order to permit its access to the stockholder list materials.
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                                   IMPORTANT

  If your shares of Common Stock are held in the name of a bank or brokerage firm, only that firm can execute a proxy card on your behalf. Please contact the person responsible for your account and instruct them to execute a BLUE proxy as soon as possible.

        If you have questions or need assistance in voting your shares, please contact the firm assisting us in the solicitation of proxies:

                            GEORGESON & COMPANY INC.
                               WALL STREET PLAZA
                            NEW YORK, NEW YORK 10005

                           TOLL FREE: 1-800-223-2064
                       BANKS & BROKERS CALL: 212-440-9800




                                  May 27, 1997